PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Terry Anderson Corporate Communications (831) 420-3021

Plantronics Announces Second Quarter Fiscal 2015 Financial Results
Revenue & Earnings Per Share Meet Guidance; 11% Revenue Growth, 23% EPS Growth

SANTA CRUZ, CA - October 28, 2014 - Plantronics, Inc. (NYSE: PLT) today announced second quarter fiscal year 2015 results. Highlights of the quarter include the following (comparisons are against the second quarter of fiscal year 2014):

•	Net revenues were $215.8 million compared with $194.0 million.

•	GAAP gross margin was 54.6% compared with 51.4%

◦	Non-GAAP gross margin was 54.9% compared with 52.3%.

•	GAAP operating income was $37.9 million compared with $30.8 million.

◦	Non-GAAP operating income was $45.3 million compared with $38.0 million

•	GAAP diluted earnings per share (“EPS”) was $0.65 compared with $0.53, and within our guidance of $0.60 to $0.68.

◦	Non-GAAP diluted EPS was $0.77 compared with $0.64, and within our guidance of $0.72 to $0.80.

Q2 Fiscal Year 2015 GAAP Results

	Q2 2015		Q2 2014		Change (%)
Net revenues	$215.8	million	$194.0	million	11.3%
Operating income	$37.9	million	$30.8	million	23.1%
Operating margin	17.6%		15.9%
Diluted EPS	$0.65		$0.53		22.6%

Q2 Fiscal Year 2015 Non-GAAP Results

	Q2 2015		Q2 2014		Change (%)
Operating income	$45.3	million	$38.0	million	19.2%
Operating margin	21.0%		19.6%
Diluted EPS	$0.77		$0.64		20.3%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Strength in our Enterprise portfolio, including both Core and Unified Communications product groups contributed to solid revenue growth and stronger earnings per share growth,” stated Ken Kannappan, President & CEO. “We believe new products are positioning us well for continued leadership in all of our major markets. We’re especially pleased with industry reception to our first significant product introduction for the Contact Center category in 10 years.”
“We are managing the company with a focus on improving our operating margins and are pleased with the improvement year over year. While our gross margins were very strong this quarter, we continue to expect long-term Non-GAAP gross margins to be in the 50% to 52% range as UC grows to represent a larger portion of the revenue mix,” said Pam Strayer, Senior Vice President and Chief Financial Officer. “We’re also pleased with our improved inventory levels and collections results.”
Enterprise net revenues increased 12% to $156.7 million in the second quarter of fiscal year 2015 compared with $139.9 million in the second quarter of fiscal year 2014 driven by the strength of Enterprise Core and UC revenues. Net revenues from UC products, a subset of Enterprise, grew by 30% to $47.8 million in the second quarter of fiscal year 2015 compared with $36.9 million in the second quarter of fiscal year 2014.
Consumer net revenues were $59.1 million in the second quarter of fiscal year 2015, up 9% from $54.0 million in the second quarter of fiscal year 2014, driven by both the mono and stereo Bluetooth product categories.
Dividend Announcement
We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on December 10, 2014 to all shareholders of record as of the close of business on November 20, 2014.
Business Outlook
The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.
We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.
Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.
Subject to the foregoing, we currently expect the following range of financial results for the third quarter of fiscal year 2015:

•	Net revenues of $220 million to $230 million;

•	GAAP operating income of $37 million to $42 million;

•	Non-GAAP operating income of $45 million to $50 million, excluding the impact of $8 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 42.5 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.64 to $0.72;

•	Non-GAAP diluted EPS of $0.77 to $0.85; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.13 per diluted share.
Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.
Conference Call Scheduled to Discuss Financial Results
We have scheduled a conference call to discuss second quarter fiscal year 2015 results. The conference call will take place today, October 28, 2014, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.
A replay of the call with the conference ID #10462931 will be available until November 28, 2014 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.
A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.
Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes from non-GAAP operating income, non-GAAP gross margin and non-GAAP diluted EPS. We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our leadership position in our markets (ii) our long-term gross margins (iii) UC and our revenue mix (iv) our expectations regarding earnings and revenue growth, (v) our estimates of GAAP and non-GAAP financial results for the second quarter of fiscal year 2015, including net revenues, operating income and diluted EPS; (vi) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the second quarter of fiscal year 2015; and (vii) our estimate of weighted average shares outstanding for the second quarter of fiscal year 2015, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Adverse or uncertain economic conditions;

•	The volume and timing of orders we receive during each quarter;

•	Competition;

•	New product introductions and product transitions;

•	Changes in product mix and geographic sales mix

•
Our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and we have a limited ability to influence such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms and product offerings developed by the major UC providers as these platforms and product offerings continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or second party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
fluctuations in customer demand and failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the impact of accounting changes, including changes in revenue recognition as a result of incorporating software features and functionality in our products;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, litigation or other contingencies and fluctuations in our corporate tax rate; and seasonality in one or more of our business segments.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 16, 2014, and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.
Financial Summaries
The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net revenues	$215,805	$193,980	$432,467	$396,798
Cost of revenues	97,978	94,366	199,930	191,552
Gross profit	117,827	99,614	232,537	205,246
Gross profit %	54.6%	51.4%	53.8%	51.7%

Research, development and engineering	23,769	20,447	46,289	41,310
Selling, general and administrative	60,350	48,507	116,779	96,604
Gain from litigation settlements	(4,150)	—	(6,150)	—
Restructuring and other related charges	—	(176)	—	547
Total operating expenses	79,969	68,778	156,918	138,461
Operating income	37,858	30,836	75,619	66,785
Operating income %	17.5%	15.9%	17.5%	16.8%

Interest and other income (expense), net	(685)	359	335	(127)
Income before income taxes	37,173	31,195	75,954	66,658
Income tax expense	9,752	8,057	19,861	16,567
Net income	$27,421	$23,138	$56,093	$50,091

% of net revenues	12.7%	11.9%	13.0%	12.6%

Earnings per common share:
Basic	$0.66	$0.54	$1.35	$1.17
Diluted	$0.65	$0.53	$1.32	$1.15

Shares used in computing earnings per common share:
Basic	41,765	42,810	41,692	42,751
Diluted	42,505	43,597	42,560	43,667

Effective tax rate	26.2%	25.8%	26.1%	24.9%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	September 30,	March 31,
	2014	2014
ASSETS
Cash and cash equivalents	$268,229	$232,704
Short-term investments	90,290	102,717
Total cash, cash equivalents and short-term investments	358,519	335,421
Accounts receivable, net	140,427	138,301
Inventory, net	63,551	57,132
Deferred tax assets	11,255	11,776
Other current assets	18,420	13,657
Total current assets	592,172	556,287
Long-term investments	111,720	100,342
Property, plant and equipment, net	138,324	134,402
Goodwill and purchased intangibles, net	16,204	16,165
Other assets	2,929	4,619
Total assets	$861,349	$811,815
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$38,914	$30,756
Accrued liabilities	56,129	66,851
Total current liabilities	95,043	97,607
Long-term income taxes payable	13,776	12,719
Other long-term liabilities	5,010	2,825
Total liabilities	113,829	113,151
Stockholders' equity	747,520	698,664
Total liabilities and stockholders' equity	$861,349	$811,815

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net Income	$27,421	$23,138	$56,093	$50,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,464	3,783	9,088	7,891
Stock-based compensation	7,387	5,965	13,692	10,953
Provision for excess and obsolete inventories	186	1,498	565	3,281
Deferred income taxes	(946)	(410)	1,769	5,293
Excess tax benefit from stock-based compensation	(692)	(513)	(1,684)	(4,086)
Other operating activities	(1,685)	135	(1,104)	1,200
Changes in assets and liabilities:
Accounts receivable, net	10,999	(2,834)	(1,632)	3,082
Inventory, net	(1,136)	(4,780)	(5,119)	(4,552)
Current and other assets	(1,961)	(1,362)	(2,931)	(659)
Accounts payable	2,163	(3,227)	8,158	(7,567)
Accrued liabilities	(3,251)	3,392	(7,771)	(3,885)
Income taxes	(456)	(1,319)	2,907	(3,436)
Cash provided by operating activities	42,493	23,466	72,031	57,606

Cash flows from investing activities
Purchase of investments	(44,358)	(59,233)	(99,225)	(116,354)
Proceeds from maturities of investments	30,375	19,770	81,275	54,970
Proceeds from sale of investments	15,937	34,315	20,951	65,130
Acquisitions, net of cash acquired	(150)	—	(150)	—
Capital expenditures	(6,107)	(14,199)	(13,419)	(27,213)
Cash provided by (used for) investing activities	(4,303)	(19,347)	(10,568)	(23,467)

Cash flows from financing activities
Repurchase of common stock	(6,479)	(16,547)	(18,917)	(27,313)
Proceeds from issuances under stock-based compensation plans	8,592	5,474	11,424	18,637
Employees' tax withheld and paid for restricted stock and restricted stock units	(448)	(343)	(6,235)	(4,369)
Payment of cash dividends	(6,447)	(4,397)	(12,836)	(8,765)
Excess tax benefit from stock-based compensation	692	513	1,684	4,086
Cash used for financing activities	(4,090)	(15,300)	(24,880)	(17,724)

Effect of exchange rate changes on cash and cash equivalents	(1,121)	818	(1,058)	789
Net increase (decrease) in cash and cash equivalents	32,979	(10,363)	35,525	17,204
Cash and cash equivalents at beginning of period	235,250	256,343	232,704	228,776
Cash and cash equivalents at end of period	$268,229	$245,980	$268,229	$245,980

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP Gross profit	$117,827	$99,614	$232,537	$205,246
Stock-based compensation	668	638	1,203	1,173
Accelerated depreciation	—	41	—	261
Lease termination charges	—	1,126	—	1,388
Non-GAAP Gross profit	$118,495	$101,419	$233,740	$208,068
Non-GAAP Gross profit %	54.9%	52.3%	54.0%	52.4%

GAAP Research, development and engineering	$23,769	$20,447	$46,289	$41,310
Stock-based compensation	(2,115)	(1,652)	(3,866)	(3,020)
Accelerated depreciation	—	(49)	—	(200)
Lease termination charges	—	(21)	—	(21)
Purchase accounting amortization	(61)	(50)	(111)	(100)
Non-GAAP Research, development and engineering	$21,593	$18,675	$42,312	$37,969

GAAP Selling, general and administrative	$60,350	$48,507	$116,779	$96,604
Stock-based compensation	(4,604)	(3,675)	(8,623)	(6,759)
Lease termination charges	—	(45)	—	(45)
Purchase accounting amortization	—	(35)	—	(106)
Non-GAAP Selling, general and administrative	$55,746	$44,752	$108,156	$89,694

GAAP Operating expenses	$79,969	$68,778	$156,918	$138,461
Stock-based compensation	(6,719)	(5,327)	(12,489)	(9,779)
Accelerated depreciation	—	(49)	—	(200)
Lease termination charges	—	(66)	—	(66)
Purchase accounting amortization	(61)	(85)	(111)	(206)
Restructuring and other related charges	—	176	—	(547)
Non-GAAP Operating expenses	$73,189	$63,427	$144,318	$127,663

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2014		2013		2014		2013
GAAP Operating income	$37,858		$30,836		$75,619		$66,785
Stock-based compensation	7,387		5,965		13,692		10,952
Accelerated depreciation	—		90		—		461
Lease termination charges	—		1,192		—		1,454
Purchase accounting amortization	61		85		111		206
Restructuring and other related charges	—		(176)		—		547
Non-GAAP Operating income	$45,306		$37,992		$89,422		$80,405

GAAP Net income	$27,421		$23,138		$56,093		$50,091
Stock-based compensation	7,387		5,965		13,692		10,952
Accelerated depreciation	—		90		—		461
Lease termination charges	—		1,192		—		1,454
Purchase accounting amortization	61		85		111		206
Restructuring and other related charges	—		(176)		—		547
Income tax effect of above items	(2,250)		(2,072)		(4,050)		(3,961)
Income tax effect of unusual tax items	(74)	(1)	(226)	(1)	(347)	(1)	(1,161)	(2)
Non-GAAP Net income	$32,545		$27,996		$65,499		$58,589

GAAP Diluted earnings per common share	$0.65		$0.53		$1.32		$1.15
Stock-based compensation	0.17		0.14		0.32		0.25
Accelerated depreciation	—		—		—		0.01
Lease termination charges	—		0.02		—		0.03
Restructuring and other related charges	—		—		—		0.02
Income tax effect	(0.05)		(0.05)		(0.10)		(0.12)
Non-GAAP Diluted earnings per common share	$0.77		$0.64		$1.54		$1.34

Shares used in diluted earnings per common share calculation	42,505		43,597		42,560		43,667

(1)	Excluded amount represents tax benefits from the release of tax reserves.
(2)	Excluded amount represents tax benefits from the release of tax reserves and transfer pricing adjustments .

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q114	Q214	Q314	Q414	Q115	Q215
GAAP Gross profit	$105,632	$99,614	$110,327	$111,055	$114,710	$117,827
Stock-based compensation	535	638	686	695	535	668
Accelerated depreciation	220	41	—	—	—	—
Lease termination charges	262	1,126	—	—	—	—
Non-GAAP Gross profit	$106,649	$101,419	$111,013	$111,750	$115,245	$118,495
Non-GAAP Gross profit %	52.6%	52.3%	52.2%	53.5%	53.2%	54.9%

GAAP Operating expenses	$69,683	$68,778	$72,485	$75,558	$76,949	$79,969
Stock-based compensation	(4,452)	(5,327)	(5,357)	(5,490)	(5,770)	(6,719)
Accelerated depreciation	(151)	(49)	—	—	—	—
Lease termination charges	—	(66)	—	—	—	—
Purchase accounting amortization	(121)	(85)	(50)	(50)	(50)	(61)
Restructuring and other related charges	(723)	176	—	—	—	—
Non-GAAP Operating expenses	$64,236	$63,427	$67,078	$70,018	$71,129	$73,189

GAAP Operating income	$35,949	$30,836	$37,842	$35,497	$37,761	$37,858
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387
Accelerated depreciation	371	90	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61
Restructuring and other related charges	723	(176)	—	—	—	—
Non-GAAP Operating income	$42,413	$37,992	$43,935	$41,732	$44,116	$45,306
Non-GAAP Operating income %	20.9%	19.6%	20.7%	20.0%	20.4%	21.0%

GAAP Income before income taxes	$35,463	$31,195	$38,028	$36,453	$38,781	$37,173
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387
Accelerated depreciation	371	90	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61
Restructuring and other related charges	723	(176)	—	—	—	—
Non-GAAP Income before income taxes	$41,927	$38,351	$44,121	$42,688	$45,136	$44,621

GAAP Income tax expense	$8,510	$8,057	$3,645	$8,510	$10,109	$9,752
Income tax effect of above items	1,889	2,072	1,799	1,738	1,800	2,250
Income tax effect of unusual tax items	935	226	5,621	650	273	74
Non-GAAP Income tax expense	$11,334	$10,355	$11,065	$10,898	$12,182	$12,076
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	27.0%	25.1%	25.5%	27.0%	27.1%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q114	Q214	Q314	Q414	Q115	Q215
GAAP Net income	$26,953	$23,138	$34,383	$27,943	$28,672	$27,421
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387
Accelerated depreciation	371	90	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61
Restructuring and other related charges	723	(176)	—	—	—	—
Income tax effect of above items	(1,889)	(2,072)	(1,799)	(1,738)	(1,800)	(2,250)
Income tax effect of unusual tax items	(935)	(226)	(5,621)	(650)	(273)	(74)
Non-GAAP Net income	$30,593	$27,996	$33,056	$31,790	$32,954	$32,545

GAAP Diluted earnings per common share	$0.62	$0.53	$0.80	$0.65	$0.68	$0.65
Stock-based compensation	0.11	0.14	0.14	0.14	0.15	0.17
Accelerated depreciation	0.01	—	—	—	—	—
Lease termination charges	0.01	0.02	—	—	—	—
Restructuring and other related charges	0.02	—	—	—	—	—
Income tax effect	(0.07)	(0.05)	(0.18)	(0.05)	(0.05)	(0.05)
Non-GAAP Diluted earnings per common share	$0.70	$0.64	$0.76	$0.74	$0.78	$0.77

Shares used in diluted earnings per common share calculation	43,650	43,597	43,228	42,697	42,466	42,505

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$151,183	$139,945	$146,636	$150,501	$152,353	$156,680
Consumer	51,635	54,035	66,103	58,569	64,309	59,125
Total net revenues	$202,818	$193,980	$212,739	$209,070	$216,662	$215,805
Net revenues by geographic area from unaffiliated customers:
Domestic	$121,318	$115,795	$113,042	$125,123	$124,467	$123,697
International	81,500	78,185	99,697	83,947	92,195	92,108
Total net revenues	$202,818	$193,980	$212,739	$209,070	$216,662	$215,805

Balance Sheet accounts and metrics:
Accounts receivable, net	$120,903	$123,748	$133,379	$138,301	$150,765	$140,427
Days sales outstanding (DSO)	54	57	56	60	63	59
Inventory, net	$65,314	$69,150	$66,569	$57,132	$60,968	$63,551
Inventory turns	6.0	5.5	6.2	6.9	6.7	6.2